Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at December 31, 2013:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		533	0.0306	    17,458	32.72
Small-Mid Cap Fund		115	0.0334 	    3,471	17.73
Large Cap Fund			6,747	0.1660	    40,899 	21.49
Select Fund			58	0.0853	    685		13.00
Long-Short Fund			1,895	0.0494	    38,553	22.26
Research Opportunities Fund	-	-	    300		22.82
Financial Long-Short Fund	-	-	    985		18.13
Strategic Income Fund    	2,029	0.5490	    3,558	11.19

Class C Shares
Small Cap Fund	    		-	-	    1,565	29.70
Small-Mid Cap Fund		-	-	    1,142 	16.80
Large Cap Fund			140	0.0546	    2,575	20.68
Select Fund			13	0.0292	    437		12.67
Long-Short Fund			-	-	    6,315	20.65
Research Opportunities Fund	-	-	    22		22.49
Financial Long-Short Fund	-	-	    174		17.00
Strategic Income Fund    	1,116	0.4650	    2,339	11.17

Class I Shares
Small Cap Fund	    		1,791	0.1081	    16,644	33.10
Small-Mid Cap Fund		479	0.0578	    8,336       17.87
Large Cap Fund			12,891	0.2165	    60,018	21.58
Select Fund			421	0.1180	    3,606	12.97
Long-Short Fund			7,019	0.0854	    82,538      22.52
Research Opportunities Fund	16	0.0084	    1,879	22.90
Financial Long-Short Fund	-	-	    598         18.10
Strategic Income Fund    	5,536	0.5760	    10,481 	11.16

Class Y Shares
Small Cap Fund	    		445	0.1460	    3,053	33.09
Small-Mid Cap Fund		442	0.0747	    5,934	17.87
Large Cap Fund			3,306	0.2384	    14,011      21.59
Select Fund			67	0.1339	    503		12.99
Long-Short Fund			713	0.1222	    7,496	22.52
Research Opportunities Fund	20	0.0294	    675		22.92
Financial Long-Short Fund	-	-	    -		-
Strategic Income Fund    	213	0.5920	    352		11.16